UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  November 9, 2007
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)
2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices)          (Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) In connection with the resignation of James R. Boyle effective November 9, 2007 to pursue other career opportunities as reported in our Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on November 1, 2007, on November 9, 2007 our board of directors appointed Thomas E. Powell, 46, to discharge the duties of principal accounting officer of the Company effective immediately. Mr. Powell is currently our Executive Vice President — Finance, Treasurer and Chief Financial Officer, a position he has held since September 2001. Mr. Powell joined us as Executive Vice President — Finance and Treasurer on April 9, 2001. Prior to his employment with us, Mr. Powell was employed from 1997 to February 2001 by Dade Behring, Inc., a manufacturer of medical equipment, serving most recently as Vice President of Corporate Business Development and Strategic Planning and previously as the Vice-President — Finance for the Biology Products Group. Prior to Dade Behring, Mr. Powell held a number of finance and strategy positions with Frito-Lay, a division of PepsiCo, Inc., Bain & Company Consultants, Tenneco Inc. and Arthur Andersen & Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
November 9, 2007	By:	/s/ David F. Zucker
David F. Zucker
President and Chief Executive Officer